EXHIBIT 5.1

April 5, 2007

Board of Directors
MarkWest Hydrocarbon, Inc.
1515 Arapahoe Street, Tower 2
Suite 700
Denver, Colorado 80202

Ladies and Gentlemen:

We are acting as counsel to MarkWest Hydrocarbon, Inc., a Delaware corporation (the “Company”), in connection with its registration statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission relating to the proposed public offering of up to of 1,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, issuable under the MarkWest Hydrocarbon, Inc. 2006 Stock Incentive Plan (the “Plan”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of the following documents:

1.             An executed copy of the Registration Statement.

2.             A copy of the Plan, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

3.             The Certificate of Incorporation of the Company as certified by the Secretary of the State of the State of Delaware on January 29, 2007 and by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

4.             The Bylaws of the Company as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

5.             Resolutions of the Board of Directors of the Company adopted at a meeting held on  April 27, 2006, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect, relating to the adoption of the Plan and the issuance and the sale of the Shares and arrangements in connection therewith.

WASHINGTON, DC  NEW YORK  BALTIMORE  NORTHERN VIRGINIA  MIAMI  LOS ANGELES  DENVER  BOULDER  COLORADO SPRINGS
BERLIN  MUNICH  BRUSSELS  CARACAS  LONDON  PARIS  GENEVA  BUDAPEST  WARSAW  MOSCOW  BEIJING
HONG KONG  SHANGHAI  TOKYO

6.             Minutes of the Annual Meeting of Stockholders of the Company held on June 15, 2006, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to the adoption of the Plan.

7.             An officer’s certificate of the Company, dated as of the date hereof, as to certain facts relating to the Company.

In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies).  This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended.  We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations.  As used herein, the term “Delaware General Corporation Law, as amended” includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) effectiveness of the Registration Statement, (ii) issuance of the Shares pursuant to the terms of the Plan, and (iii) receipt by the Company of the consideration for the Shares specified in the resolutions adopted by the Board of Directors authorizing the issuance thereof, the Shares will be validly issued, fully paid, and nonassessable.

This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof.  We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.  In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

HOGAN & HARTSON L.L.P.